Exhibit 2.2

AMENDED

BYLAWS

OF

STELLAR SPIRITS AND WINES, INC.

ARTICLE I

Corporate Offices

1.1.    Principal Office. The principal executive office of the corporation shall be located in Anaheim, California 92807. This location may be changed by resolution of the Board of Directors.

ARTICLE II

Board of Directors

2.1.    Powers. Subject to the provisions of law or any limitations in the Articles of Incorporation or these Bylaws, as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation, provided that the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

2.2.    Number of Directors. The number of directors of the corporation shall be up to five (5). Any amendment of these Bylaws changing the number of directors, or changing to a variable board, may be adopted only by the affirmative vote of a majority of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall remove any director prior to the expiration of such director’s term of office.

2.3.    Election of Directors, Term. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until his death, resignation, or removal.

2.4.    Resignations. Any director of the corporation may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation specifies effectiveness at a future time, a successor may be elected to take office on the date that the resignation becomes effective.

2.5.    Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

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2.6.    Vacancies. A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director, or upon increase in the authorized number of directors or if shareholders fail to elect the full authorized number of directors at an annual meeting of shareholders or if, for whatever reason, there are fewer directors on the Board of Directors than the full number authorized. Such vacancy or vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five (5) percent or more of the shares outstanding at that time and having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.

The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires the consent of all of the outstanding shares entitled to vote.

2.7.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times, places, and dates as fixed in these Bylaws or by the Board of Directors; provided, however, that if the date for such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day. Regular meetings of the Board of Directors held pursuant to this Section of the Bylaws may be held without notice.

2.8.    Special Meetings. Special meetings of the Board of Directors for any purpose may be called by the President.

2.9.    Notice of Special Meetings. Notice of the date, time, and place of all meetings of the Board of Directors, other than regular meetings, shall be delivered personally, orally or in writing, or by telephone or telegraph to each director, at least forty-eight (48) hours before the meeting, or sent in writing to each director by first-class mail, postage prepaid, at least four days before the meeting. Such notice may be given by the Secretary of the corporation or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting.

Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice of such meeting, or a consent to holding the meeting, or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement such director’s lack of notice. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

2.10.    Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the Bylaws or by resolution of the Board of Directors.

2.11.    Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

2.12.    Quorum and Transaction of Business. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the authorized number of directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the law, the Articles of Incorporation, or these Bylaws specifically require a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding withdrawal of directors, if any action taken is approved by at least a majority of the number of directors constituting a quorum for such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting as provided in these Bylaws.

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2.13. Conduct of the Meeting. The Chairman of the Board shall preside at every meeting of the Board of Directors, if present. If there is no Chairman of the Board or if the Chairman is not present, a Chairman chosen by a majority of the directors present shall act as chairman. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

2.14. Adjournment. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the directors present. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

2.15. Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

2.16. Compensation. Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

ARTICLE III

Officers

3.1. Officers. The corporation shall have a President or Chief Executive Officer, a Secretary, and a Treasurer or Chief Financial Officer. The Board may also elect, in its discretion, one or more Vice Presidents, Assistant Secretaries, and such other officers with such titles and duties as the Board of Directors may determine. The same person may hold any two or more offices.

3.2. Appointment. All officers shall be chosen and appointed by the Board of Directors; provided, however, the Board of Directors may empower the chief executive officer of the corporation to appoint such officers, other than Chairman of the Board, President, Secretary, or Chief Financial Officer, as the business of the corporation may require. All officers shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under a contract of employment.

3.3. Inability to Act. In the case of absence or inability to act of any officer of the corporation or of any person authorized by these Bylaws to act in such officer’s place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select, for such period of time as the Board of Directors deems necessary.

3.4. Resignations. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

3.5. Removal. Any officer may be removed from office at any time, with or without cause, but subject to the rights, if any, of such officer under any contract of employment, by the Board of Directors or by any committee to whom such power of removal has been duly delegated or, with regard to any officer who has been appointed by the chief executive officer as provided in this Article of the Bylaws, by the chief executive officer or any other officer upon whom such power of removal may be conferred by the Board of Directors.

3.6. Vacancies. A vacancy occurring in any office for any cause may be filled by the Board of Directors, in the manner provided in this Article of the Bylaws for initial appointment to such office.

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3.7. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors or prescribed by these Bylaws. If no President is appointed, the Chairman of the Board is the general manager and chief executive officer of the corporation and shall exercise all powers of the President described in this Article of the Bylaws.

3.8.    President. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall have general supervision and control over the business and affairs of the corporation, subject to the control of the Board of Directors. The President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation. The President shall have all the general powers and duties of management usually vested in the president of a corporation and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these Bylaws. The President shall have discretion to prescribe the duties of other officers and employees of the corporation in a manner not inconsistent with the provisions of these Bylaws and the directions of the Board of Directors.

3.9.    Vice Presidents. If one or more Vice Presidents are appointed, in the absence or disability of the President, in the event of a vacancy in the office of President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the President. If at any such time the corporation has more than one Vice President, the duties and powers of the President shall pass to each Vice President in order of such Vice President’s rank as fixed by the Board of Directors or, if the Vice Presidents are not so ranked, to the Vice President designated by the Board of Directors. The Vice Presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant this Article of the Bylaws.

3.10.    Secretary. The Secretary shall:

(a)     Keep, or cause to be kept, minutes of all meetings of the corporation’s shareholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

(b)    Keep, or cause to be kept, at the principal executive office of the corporation, or at the office of its transfer agent or registrar, if any, a record of the corporation’s shareholders, showing the names and addresses of all shareholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

(c)     Keep, or cause to be kept, at the principal executive office of the corporation, or if the principal executive office is not in California, at its principal business office in California, an original or copy of these Bylaws, as amended.

(d)     Give, or cause to be given, notice of all meetings of shareholders, directors and committees of the Board of Directors, as required by law or by these Bylaws.

(e)     Keep the seal of the corporation, if any, in safe custody.

(f)     Exercise such powers and perform such duties as are usually vested in the office of Secretary of a corporation and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

If any Assistant Secretaries are appointed, the Assistant Secretary, or one of the Assistant Secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the Assistant Secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer’s refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge such duties as may be assigned from time to time pursuant to these Bylaws or by the Board of Directors.

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3.11. Chief Financial Officer. The Chief Financial Officer shall:

(a) Be responsible for all functions and duties of the Treasurer of the corporation.

(b)    Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the corporation.

(c)     Receive or be responsible for receipt of all monies due and payable to the corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the corporation; and be responsible for deposit of all such monies in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

(d) Disburse or be responsible for the disbursement of the funds of the corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

(e) Render to the chief executive officer and the Board of Directors a statement of the financial condition of the corporation if called upon to do so.

(f) Exercise such powers and perform such duties as are usually vested in the office of Chief Financial Officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

If any Assistant Financial Officer is appointed, the Assistant Financial Officer, or one of the Assistant Financial Officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the Assistant Financial Officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these Bylaws or by the Board of Directors.

3.12.    Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

ARTICLE IV

Shareholders’ Meetings and Voting Rights

4.1.     Place of Meetings. Meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place, within or outside the State of California, which may be fixed either by the Board of Directors or by the written consent of all persons entitled to vote at such meeting, given either before or after the meeting and filed with the Secretary of the corporation.

4.2.    Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on any date and time which may from time to time be designated by the Board of Directors. At such annual meeting, directors shall be elected, and any other business may be transacted which may properly come before the meeting.

4.3.    Postponement of Annual Meeting. The Board of Directors and the President shall each have authority to hold at an earlier date and/or time, or to postpone to a later date and/or time, the annual meeting of shareholders.

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4.4. Special Meetings.

(a)    Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or the holders of shares entitled to cast not less than ten (10) percent of the votes at the meeting.

(b)    Upon written request to the Chairman of the Board of Directors, the President, any Vice President, or the Secretary of the corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of the shareholders, such officer forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these Bylaws. Nothing contained in this Section of the Bylaws shall be construed as limiting, fixing or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

4.5. Notice of Meetings. Except as otherwise may be required by law and subject to provisions in this Article related to notice of special meetings, written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at that meeting, by the Secretary or other corporate officer or person charged with that duty, not less than ten nor more than sixty (60) days before such meeting.

Notice of any meeting of shareholders shall state the date, place and hour of the meeting. In addition, the notice shall state:

(a)    In the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting.

(b) In the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the shareholders.

(c) In the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election.

(d)    In the case of any meeting, if action is to be taken on any of the following proposals, the general nature of such proposal:

(i) A proposal to approve a transaction within the provisions of California Corporations Code section 310 (relating to certain transactions in which a director has an interest).

(ii) A proposal to approve a transaction within the provisions of California Corporations Code section 902 (relating to amending the Articles of Incorporation of the corporation).

(iii) A proposal to approve a transaction within the provisions of California Corporations Code sections 181 and 1201 (relating to reorganization).

(iv) A proposal to approve a transaction within the provisions of California Corporations Code section 1900 (winding up and dissolution).

(v)    A proposal to approve a plan of distribution within the provisions of California Corporations Code section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any).

At a special meeting, notice of which has been given in accordance with this Section of the Bylaws, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section of the Bylaws, and with respect to any other business as may properly come before the meeting.

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4.6.    Manner of Giving Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail, by telegraphic or other written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand by the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

4.7. Quorum and Transaction of Business.

(a)    At any meeting of the shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation, and except as provided in subsection (b) of this Section of the Bylaws.

(b)    The shareholders present at a duly called or held meeting of the shareholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(c) In the absence of a quorum, no business other than adjournment may be transacted, except as described in subsection (b) of this Section of the Bylaws.

4.8. Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting either in person or by proxy and entitled to vote at such meeting.

In the event any meeting is adjourned, it shall not be necessary to give notice of the time and place of such adjourned meeting; provided, however, that if any of the following three events occur, notice in accordance with this Article of the Bylaws must be given:

(a)     Announcement of the adjourned meeting’s time and place is not made at the original meeting which it continues.

(b)     Such meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

(c) A new record date is fixed for the adjourned meeting.

At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

4.9. Waiver of Notice and Consent to Holding Meeting.

(a)    Subject to subsection (b) of this Section of the Bylaws, the transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote but not present in person or by proxy signs a written waiver of notice or a consent to holding of the meeting or an approval of the minutes thereof.

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(b) A waiver of notice, consent to the holding of a meeting, or approval of the minutes thereof need not specify the business to be transacted or transacted at nor the purpose of the meeting; provided that in the case of proposals described in subsection (d) of Section 4.5 of these Bylaws, the general nature of such proposals must be described in any such waiver of notice and such proposals can only be approved by waiver of notice, not by consent to holding of the meeting or approval of the minutes.

(c)    All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(d)    A person’s attendance at a meeting shall constitute waiver of notice of and presence at such meeting, except when such person objects at the beginning of the meeting to transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters which are required by law or these Bylaws to be in such notice (including those matters described in subsection (d) of Section 4.5 of these Bylaws), but are not so included if such person expressly objects to consideration of such matter or matters at any time during the meeting.

4.10.     Action by Written Consent Without a Meeting. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that any vacancy on the Board of Directors (other than a vacancy created by removal) which has not been filled by the board of directors may be filled by the written consent of a majority of outstanding shares entitled to vote for the election of directors.

Any written consent may be revoked pursuant to California Corporations Code section 603(c) prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation must be in writing and will be effective upon its receipt by the Secretary. If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting to those shareholders entitled to vote on such matters who have not consented thereto in writing. This notice shall be given in the manner specified in this Article of these Bylaws. In the case of approval of (1) a transaction within the provisions of California Corporations Code section 310 (relating to certain transactions in which a director has an interest), (2) a transaction within the provisions of California Corporations Code section 317 (relating to indemnification of agents of the corporation), (3) a transaction within the provisions of California Corporations Code sections 181 and 1201 (relating to reorganization), and (4) a plan of distribution within the provisions of California Corporations Code section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any), the notice shall be given at least ten days before the consummation of any action authorized by that approval.

4.11. Voting. Voting at any meeting of shareholders need not be by ballot; provided, however, that elections for directors must be by ballot if balloting is demanded by a shareholder at the meeting and before the voting begins.

Every person entitled to vote at an election for directors may cumulate the votes to which such person is entitled, i.e., such person may cast a total number of votes equal to the number of directors to be elected multiplied by the number of votes to which such person’s shares are entitled, and may cast said total number of votes for one or more candidates in such proportions as such person thinks fit; provided, however, no shareholder shall be entitled to so cumulate such shareholder’s votes unless the candidates for which such shareholder is voting have been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes. In any election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Except as may be otherwise provided in the Articles of Incorporation or these Bylaws, and subject to the foregoing provisions regarding the cumulation of votes, each shareholder shall be entitled to one vote for each share held.

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Any shareholder may vote part of such shareholder’s shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

No shareholder approval, other than unanimous approval of those entitled to vote, will be valid as to proposals described in subsection (d) of Section 4.5 of these Bylaws unless the general nature of such business was stated in the notice of meeting or in any written waiver of notice.

4.12.    Persons Entitled to Vote or Consent. The Board of Directors may fix a record date as provided in Section 8.1 of these Bylaws to determine which shareholders are entitled to notice of and to vote at a meeting or consent to corporate actions. Only persons in whose name shares otherwise entitled to vote stand on the stock records of the corporation on such date shall be entitled to vote or consent.

If no record date is fixed:

(a)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)    The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

(c)    The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the day sixty (60) days prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting; provided, however, that the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

4.13.    Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to the shares. Any proxy shall be signed by the shareholder or the shareholder’s attorney in fact, and filed with the Secretary of the corporation. A proxy is deemed signed if the shareholder’s name is placed on the proxy by manual signature, typewriting, telegraphic transmission, or otherwise, by the shareholder or the shareholder’s attorney in fact.

Unless otherwise provided in the proxy, no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy. Subject to the foregoing limitation and with the exception of a proxy that states that it is irrevocable, every proxy continues in full force and effect until revoked by the person executing the proxy, before the vote pursuant to the proxy is taken, or by the written notice of the death or incapacity of the proxy maker, received by the corporation before the vote is counted.

A proxy may be revoked in any of the following ways:

(a) By the delivery of a writing to the corporation stating that the proxy is revoked.

(b)    By the execution and presentation to the meeting of a subsequent proxy, by the person executing the initial proxy.

(c) By the attendance and voting, in person, at a meeting by the person executing the proxy.

The Board of Directors may, prior to any annual or special meeting of the shareholders, designate additional rules and regulations governing the execution, filing, and validation of proxies intended to be voted at the meeting.

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4.14.    Order of Business at Meetings. The order of business at all regular and, to the extent applicable, at special meetings of the shareholders shall be as follows:

(a) Call to order.

(b) Verification of proper notice of the meeting.

(c) Roll call.

(d) Presentation of proxies.

(e) Verification of a quorum.

(f) Reading, or waiver of reading, and approval of the minutes of the previous meeting.

(g) Announcements.

(h) Reports of officers.

(i) Reports of committees.

G) Election of directors.

(k) Old business.

(1) New business.

(m) Adjournment.

ARTICLEV

General Corporate Activities

5.1. Execution of Contracts and Other Instruments. Except as these Bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these Bylaws, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

5.2. Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. When so authorized by the Board of Directors or such committee, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation and, when authorized as provided above, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the corporation, and to that end endorse, assign, and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the corporation. Such authorization may be general or confined to specific instances.

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5.3. Bank Accounts. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general aµd/or special bank accounts with such banks, trust companies, or other depositories as may be selected by the Board of Directors, its duly appointed and authorized committee, or any officer or officers, or agent or agents of the corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these Bylaws, as are deemed advisable.

5.4.     Checks and Drafts. All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents of the corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made, without counter-signature, by any officer or agent of the corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand-stamped impression in the name of the corporation. 5.5. Indemnification of Directors, Officers, Employees, and Other Agents.

(a) Definitions. For the purposes of this Section of the Bylaws:

(i)    “Agent” means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

(ii)     “Proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

(iii)     “Expenses” includes, without limitation, attorney’s fees and any expenses of establishing a right to indemnification under subsection (d) or subsection (e)(iii) of this Section of the Bylaws.

(b)     Indemnification in Actions by Third Parties. The corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c)    Actions by or in the Right of the Corporation. The corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subsection for any of the following:

(i)    In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

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(ii)     Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval.

(iii) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(d)    Required Indemnification. To the extent that an agent, including Officers and Directors, of the corporation has been successful on the merits in defense of any proceeding referred to in subsections (b) or (c) of this Section of the Bylaws, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e)     Required Determinations. Except as provided in subsection (d) of this Section of the Bylaws, any indemnification under this Section of the Bylaws shall be made by the corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsections (b) or (c) of this Section of the Bylaws, by any of the following:

(i) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

(ii)    If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(iii) Approval or ratification by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon.

(iv)    The court in which such proceeding is or was pending, upon application made by the corporation, agent, attorney, or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

(f) Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section of the Bylaws.

(g)     Other Indemnification. The indemnification provided by this Section of Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other bylaw provision, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such rights to additional indemnification may be authorized in the Articles of Incorporation. The rights to indemnify herein shall continue as to a person who has ceased to a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

(h)     Limitations. No indemnification or advance shall be made under this Section of the Bylaws, except as provided in subsection (d) or (e)(iv), in any circumstance where it appears:

(i)     That it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

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(i) Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Section of the Bylaws.

5.6. Certain Corporate Loans and Guaranties. If the corporation has outstanding shares held of record by one hundred (100) or more persons on the date of approval by the Board of Directors, the corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or any subsidiary, whether or not a director of the corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone, by a vote sufficient without counting the vote of any interested director or directors, if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.

ARTICLE VI

Shares and Their Transfer

6.1.     Certificate for Shares. The corporation may issue shares of the corporation’s stock without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that is required by law to be on the certificates. Upon written request to the corporation secretary by a holder of such shares, the secretary shall provide a certificate in the form presented by the directors. Every share of the corporation shall have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or by the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

6.2.    Transfer on the Books. Upon surrender to the Secretary or transfer agent (if any) of the corporation of a certificate for shares of the corporation duly endorsed, with reasonable assurance that the endorsement is genuine and effective, or accompanied by proper evidence of succession, assignment, or authority to transfer and upon compliance with applicable federal and state securities laws and if the corporation has no statutory duty to inquire into adverse claims or has discharged any such duty and if any applicable law relating to the collection of taxes has been complied with, it shall be the duty of the corporation, by its Secretary or transfer agent, to cancel the old certificate, to issue a new certificate to the person entitled thereto and to record the transaction on the books of the corporation.

6.3.    Lost, Destroyed, and Stolen Certificates. The holder of any certificate for shares of the corporation alleged to have been lost, destroyed, or stolen shall notify the corporation by making a written affidavit or affirmation of such fact. Upon receipt of said affidavit or affirmation the Board of Directors, its duly appointed and authorized committee (if any), or any officer or officers authorized by the board so to do, may order the issuance of a new certificate for shares in the place of any certificate previously issued by the corporation and which is alleged to have been lost, destroyed, or stolen. However, the Board of Directors, such authorized committee (if any), or officer or officers may require the owner of the allegedly lost, destroyed, or stolen certificate, or such owner’s legal representative, to give the corporation a bond or other adequate security sufficient to indemnify the corporation and its transfer agent and/or registrar, if any, against any claim that may be made against it or them on account of such allegedly lost, destroyed, or stolen certificate or the replacement thereof. Said bond or other security shall be in such amount, on such terms and conditions and, in the case of a bond, with such surety or sureties as may be acceptable to the Board of Directors, its duly appointed and authorized committee (if any), or any officer or officers authorized by the Board of Directors to determine the sufficiency thereof. The requirement of a bond or other security may be waived in particular cases at the discretion of the Board of Directors, its duly appointed and authorized committee (if any), or any officer or officers authorized by the Board of Directors so to do.

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6.4Issuance, Transfer, and Registration of Shares. The Board of Directors may make such rules and regulations, not inconsistent with law or with these Bylaws, as it may deem advisable concerning the issuance, transfer, and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both appointees.

ARTICLE VII

Inspection of Corporate Records

7.1.    Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind of the corporation and any of its subsidiaries and to inspect the physical properties of the corporation; provided, however, that such right shall not be for any use which would be detrimental to the corporation and which would breach that director’s duty of care and duty of loyalty to the corporation. Such inspection may be made by the director in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts.

7.2. Inspection by Shareholders.

(a) Inspection of Corporate Records.

(i) The record of shareholders shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(ii) The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and of any committees of the Board of Directors of the corporation and of each of its subsidiaries shall be open to inspection, copying, and making of extracts upon written demand to the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate; provided, however, that such shareholder shall not use such books and records to the detriment of the corporation.

(iii)    Any inspection, copying, and making of extracts pursuant to this subsection of the Bylaws may be done in person or by agent or attorney.

(iv)     A shareholder or shareholders holding at least five (5) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one (1) percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

(A)     Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand on the corporation.

(B) Obtain from the transfer agent, if any, for the corporation, on five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

(b) Inspection of Bylaws. The original or a copy of these Bylaws shall be open to inspection by the shareholders at all reasonable times during office hours.

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7.3 Written Form. If any record subject to inspection pursuant to Section 7.2 of these Bylaws is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

ARTICLE VIII

Miscellaneous Provisions

8.1.    Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten days prior to the date of the meeting nor more than sixty (60) days prior to any other action or event for the purpose of which it is fixed. If no record date is fixed, the provisions of Section 4.12 of these Bylaws shall apply with respect to notice of meetings, votes, and consents and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or the day sixty (60) days prior to the date of such other action or event, whichever is later.

Only shareholders of record at the close of business on the record date shall be entitled to notice and to vote or to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation, by agreement or by law.

8.2.    Fiscal Year. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the corporation shall end on the thirtieth (31st) day of December in each calendar year.

8.3. Bylaw Amendments. Except as otherwise provided by law or these Bylaws, these Bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of a majority of the outstanding shares entitled to vote, including, if applicable, the affirmative vote of a majority of the outstanding shares of each class or series entitled by law or the Articles of Incorporation to vote as a class or series on the amendment or repeal or adoption of any bylaw or bylaws; provided, however, after issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may be adopted only by approval of the outstanding shares as provided herein.

8.4. Construction and Definition. Unless the context requires otherwise, the general provisions, rules of construction, and definitions contained in the California Corporations Code shall govern the construction of these Bylaws.

Without limiting the foregoing, “shall” is mandatory and “may” is permissive.

8.5.    Corporate Seal. If the Board of Directors adopts a corporate seal, such seal shall have inscribed thereon the name of the corporation and the state and date of its incorporation. If and when a seal is adopted by the Board of Directors, such seal may be engraved, lithographed, printed, stamped, impressed upon, or affixed to any contract, conveyance, certificate for shares, or other instrument executed by the corporation.

8.6.     Annual Report. If and so long as there are less than one hundred (100) holders of record of the corporation’s shares, the requirement of sending of an annual report to the shareholders of the corporation is hereby expressly waived.

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RESOLUTION ADOPTING AMENDED BYLAWS

RESOLVED, that the Amended Bylaws appearing in the foregoing document entitled “Bylaws of STELLAR SPIRITS AND WINE, INC..” are hereby adopted as the Bylaws of this corporation; and RESOLVED FURTHER, that the Secretary is directed to certify two copies of these Bylaws, one to be kept at the corporation’s principal executive office, and one to be kept with the corporation’s minutes.

Luis Cota, Secretary of Stellar Spirits and Wine, Inc. hereby certifies that the foregoing is a true and correct copy of the bylaws of the above-named corporation, duly adopted by the incorporator on March 20, 2025.

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